EXHIBIT 99

John D. Milton, Jr.              904/355-1781, Ext. 258
Executive Vice President, Treasurer & CFO



FLORIDA ROCK INDUSTRIES, INC. ANNOUNCES RECORD SECOND
QUARTER RESULTS

Jacksonville,  Florida:   April  25,  2006-   Florida   Rock
Industries, Inc. (NYSE-FRK) today announced record net income of $57,810,000 or $.86 per diluted share for the second quarter of fiscal year 2006 versus $35,140,000 or $.53 per diluted share for the same quarter of fiscal year 2005. This year's second quarter included $314,000 of after-tax gain on real estate versus after-tax gain from real estate of $2,694,000 in the second quarter of 2005.

      Consolidated total sales for the quarter increased 39.7% to $364,087,000 from $260,565,000 in the same quarter last year driven by volume increases and improved pricing in all three segments. Aggregate volumes increased 19.5%, ready-mix yards increased 26%, block volume rose 6.4% and cement tonnage increased 8.2% over the second quarter of 2005. Gross profit increased 60.1% to $124,073,000 compared to $77,521,000 in the same quarter last year.

     Second quarter FY 2006 operating profit increased 61.9% to $90,376,000 as compared to $55,828,000 in the second quarter of 2005. Included in this quarter's operating profit are real estate gains of $495,000 versus $4,256,000 for the same quarter last year.

Selling, general and administrative expenses for the second quarter of fiscal year 2006 were $34,192,000 or 9.4% of sales as compared to $25,949,000 and 10% of sales for the second quarter of 2005. The dollar increases were principally due to increases in incentive compensation and profit sharing which are tied to earnings growth exclusive of real estate gains.

Commenting  on  the  second  quarter  of  fiscal  year  2006 results, President and CEO John Baker stated that:

     Our second quarter results benefited from improved
     weather,  pricing and demand in substantially  all
     of   our   markets.    Despite  substantial   cost
     increases  in  diesel fuel, coal, electricity  and
     petroleum and steel-dependent products, our people
     still managed to produce record results, not  just
     for  the second fiscal quarter, but for any  other
     prior  quarter  in our history. Our employees  are
     certainly   entitled  to  the  credit  for   these
     results, and I


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     commend them all again  for  their demonstrated
     commitment to continuous improvement.

For the six months ended March 31, 2006, consolidated total sales increased 31.1% to $670,339,000 from $511,493,000 in the  same  period of fiscal year 2005.  For the same  period
gross   profit   increased  45.1%   to   $213,398,000   from
$147,060,000. Net income for the six months increased 53% to $99,825,000 versus $65,227,000 in fiscal year 2005.
After-tax real estate gains in 2006 were $2,876,000 (including after tax gains of $1,802,000 from an exchange included in other income) compared to after tax real estate gains in the first six months of 2005 of $2,723,000.

Outlook:   Our demand levels continue to be strong even with
the ratio of our residential business to other sources declining slightly. July pricing improvements still appear probable in most of our markets. Subject to continued mining privileges at our Miami quarry, our outlook remains quite positive.

The  Company will host a conference call at 2:00 p.m. E.D.T.
on Tuesday, April 26, 2005. Analysts, stockholders and other interested parties may access the teleconference live by  calling 1-888-682-4386 (security code FLORIDA ROCK),  or via the Internet through the Conference America, Inc. website at http://www.yourcall.com/real/players/frk042605.smil
or  via the  Company's  website at www.flarock.com.   If  using
the Company's website, click on Investor Relations - Florida Rock Industries, Inc. Conference Stream. There will be a 30-
40 minute delay until the archive is available following the conclusion of the conference call.

Florida Rock Industries, Inc. is one of the nation's leading producers of construction aggregates, a major provider of ready-mixed concrete and concrete products in the
Southeastern and Mid-Atlantic States and a significant supplier of cement in Florida and Georgia.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include our ability to continue to mine at the Miami quarry following the recent court ruling invalidating our permit, general
business   conditions,   competitive   factors,   political,
economic,   regulatory  and  weather  conditions,   pricing,
government  spending  levels  on  transportation   projects,
interest  rate changes, energy and transportation costs  and
technological    contingencies.    Additional    information
regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission


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                FLORIDA ROCK INDUSTRIES, INC.
         Summary of Consolidated Sales and Earnings
       (Amounts in thousands except per share amounts)
                         (Unaudited)

                FOR THE THREE AND SIX MONTHS ENDED MARCH 31


                              THREE MONTHS           SIX MONTHS
                            2006       2005         2006      2005
                            ----       ----         ----      ----
Net Sales                 $354,500   255,000      652,334    500,340
Freight Revenues             9,587     5,565       18,005     11,153
                          --------   -------      -------    -------
     Total Sales          $364,087   260,565      670,339    511,493
Gross Profit              $124,073    77,521      213,398    147,060
Operating Profit          $ 90,376    55,828      152,125    102,775
Interest Income/
 Expense (net)            $    592      (405)       1,069       (762)
Other Income/Expense
 (net)                    $     66        93        4,005      1,033
Income before taxes       $ 91,034    55,516      157,199    103,046
Net Income                $ 57,810    35,140       99,825     65,227
Earnings per common
  share:
Basic                     $    .88       .54         1.52       1.00
Diluted                   $    .86       .53         1.49        .98
Weighted average
  shares outstanding:
Basic                       65,680    65,275       65,618     65,157
Diluted                     66,879    66,677       66,892     66,589


                       FLORIDA ROCK INDUSTRIES, INC.
                            Balance Sheet Data
                        (Amounts in thousands)
                              (Unaudited)
                                     March 31, 2006  September 30, 2005

Cash and cash equivalents              $    43,025           68,921
Accounts receivable, net                   184,481          146,501
Inventories                                 45,428           43,682
Other current assets                        12,454            7,721
Property, plant and equipment, net         642,858          578,500
Other non-current assets                   235,067          207,666
                                           -------          -------
  Total Assets                          $1,163,313        1,052,991
                                        ==========        =========

Current liabilities                      $ 168,894          145,280
Long-term debt (excluding                   16,525           18,437
current maturities)
Deferred income taxes                       85,694           87,789
Other non-current liabilities               55,588           53,552
Shareholders' equity                       836,612          747,933
                                           -------          -------
  Total Liabilities and
     Shareholders' Equity              $ 1,163,313        1,052,991
                                       ===========        =========

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               FLORIDA ROCK INDUSTRIES, INC.
                      Business Segments
                   (Amounts in thousands)
                         (Unaudited)

The Company has identified its business segments as Aggregates, Concrete Products, Cement and Calcium Products. All of the Company's operations are located in the southeastern and mid-Atlantic states and each is managed separately along product lines. Operating results for the Company's business segments are as follows:


                                  Three Months   Six Months Ended
                                 Ended March 31     March 31

                                2006       2005     2006        2005
                                ----       ----     ----        ----
Net Sales, excluding freight
   Aggregates                  $ 98,944   72,591   183,431    143,988
   Concrete products            234,207  163,051   429,317    320,664
   Cement and calcium            65,256   50,557   119,322     95,509
   Inter-segment sales          (43,907) (31,199)  (79,736)   (59,821)
                                 ------   ------    ------     ------
Total Net Sales,               $354,500  255,000   652,334    500,340
  excluding freight

Operating Profit
   Aggregates                  $ 29,451   20,645    50,052     39,470
   Concrete products             45,333   24,748    76,653     46,205
   Cement and calcium            25,257   16,068    40,358     26,797
   Corporate overhead            (9,665)  (5,633)  (14,938)    (9,697)
                                  -----    -----    ------      -----
Total Operating profit         $ 90,376   55,828   152,125    102,775
                                =======   ======   =======    =======

Current Quarter Volumes (in        2006     2005      2006       2005
   thousands)			-------   ------    ------     ------
   Aggregates producing (tons)   11,103    9,294    21,352     19,054
   Ready-mix yards                1,959    1,554     3,736      3,258
   Concrete block                23,441   22,026    45,320     42,032
   Cement tonnage                   635      587     1,217      1,140


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